UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (301) 986-1800
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On June 1, 2022, Eagle Bancorp, Inc. (the “Company”) reached an agreement in principle with the Securities and Exchange Commission (“SEC”) staff to resolve the previously disclosed investigation with respect to the Company. Under the terms of the settlement, the Company would consent, without admitting or denying the SEC’s allegations, to the entry of an administrative cease-and-desist order for violations of Sections 17(a)(2) and (3) of the Securities Act of 1933, as amended, Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Securities Exchange Act of 1934, as amended, and Rules 13a-1, 14a-9 and 12b-20 thereunder; and would pay a civil money penalty of $10 million and $2.6 million in disgorgement, plus prejudgment interest. The agreement with the SEC staff is subject to finalization and then approval by the SEC, and there can be no assurance that the settlement will be agreed to or approved.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

Date: June 1, 2022	By:	/s/ Charles D. Levingston
Charles D. Levingston
Executive Vice President & Chief Financial Officer